Exhibit 10.1

DIGIPATH, INC.

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of April 9, 2014 (the “Effective Date”), by and among DigiPath, Inc., a Nevada corporation, (the “Company”), and the undersigned investor listed on the signature page and on Exhibit A attached hereto (the “Investor”).

WHEREAS, the Company wishes to issue and sell to the Investor and to other investors in the Company (the “Other Investors,” and together with the Investor, the “A Investors”) up to an aggregate of 6,000,000 shares (the “Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), in exchange for money and the cancellation of certain indebtedness due and owing to the A Investors on the Effective Date, in each case, as set forth in each A Investor’s Series A Convertible Preferred Stock Purchase Agreement; and

WHEREAS, the A Investors, severally and not jointly, wish to purchase a portion of the Preferred Shares on the terms and subject to the conditions set forth in this Agreement, with respect to the Investor, and in other Series A Convertible Preferred Stock Purchase Agreements entered into by the Other Investors, each in form and substance substantially similar to this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, the parties agree as follows:

1.	Authorization and Sale of Preferred Shares

1.1            Issuance, Sale and Delivery of the Preferred Shares at the Closing. At the Closing (as defined in Section 1.2 hereof), on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Investor, and the Investor shall, severally and not jointly with the Other Investors, purchase from the Company, that number of Preferred Shares set forth opposite the name of the Investor under the heading “Number of Preferred Shares to be Purchased” on Exhibit A hereto, at a price of $1.00 per share for the aggregate purchase price set forth opposite the name of the Investor under the heading “Aggregate Purchase Price for Preferred Shares” on Exhibit A hereto.

1.2            Closing. The Closing shall take place at the offices of Stubbs Alderton & Markiles, LLP, 15260 Ventura Blvd., 20th Floor, Sherman Oaks, California 91403, at such date and time as may be agreed upon between the Company and the Investor (such closing being called the “Closing” and such date and time being called the “Closing Date”). At the Closing, the Company shall issue and deliver to the Investor a stock certificate or certificates in definitive form, registered in the name of the Investor, representing the Preferred Shares being purchased by it at the Closing. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date, the Investor shall deliver to the Company by such method as may be reasonably acceptable to the Company, money (wire instructions included as Exhibit C), or a promissory note or other evidence of indebtedness for cancellation, as applicable, in the amount and as set forth opposite the name of the Investor under the heading “Aggregate Purchase Price for Preferred Shares” on Exhibit A. All amounts shall be paid to the account of the Company as shall have been designated in writing a reasonable time in advance to the Investor by the Company.

1.3            Filing of Certificate of Designations. The Company has authorized the number of Preferred Shares of Series A Preferred Stock having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate”), which, in the form attached hereto as Exhibit B, shall be adopted and filed with the Secretary of State of the State of Nevada on or before the Closing.

1.4            Conversion Shares. Shares of Common Stock issuable upon conversion of the Preferred Shares are referred to herein as the “Conversion Shares.” A form Notice of Conversion is included as Exhibit D.

2.	Representations and Warranties of the Company

The Company represents and warrants to the Investor that:

2.1            Organization and Standing; Qualifications. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite power and authority to own and operate its properties and assets, and to carry on its business as conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could, singly or in the aggregate, have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company as presently conducted or proposed to be conducted.

2.2            Corporate Power. The Company has all requisite power and authority to execute and deliver this Agreement, to sell and issue the Preferred Shares hereunder, to issue the Conversion Shares and to carry out and perform its obligations under the terms of this Agreement.

2.3            Authorization.

2.3.1       All corporate action on the part of the Company, its officers, directors and stockholders, necessary for (i) the authorization, execution and delivery of the Agreement by the Company, (ii) the authorization, sale, issuance and delivery of the Preferred Shares and the Conversion Shares, (iii) the filing of the Certificate, and (iv) the performance of all of the Company’s obligations under the Agreement has been taken. The Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

2.3.2       The Preferred Shares, when sold, issued and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and shall have the rights, preferences, privileges and restrictions described in the Certificate, and shall be free of any liens, preemptive or similar rights, encumbrances or restrictions on transfer; provided, however, that the Preferred Shares may be subject to restrictions on transfer under state and/or federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid, and nonassessable and shall be free of any liens, preemptive or similar rights, encumbrances or restrictions on transfer; provided, however, that the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws.

3.	Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company with respect to the purchase of the Preferred Shares to be purchased by it as follows:

3.1            Experience. The Investor acknowledges that it is able to bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Preferred Shares and the Conversion Shares and is able to bear the economic risk of its investment in the Preferred Shares and Conversion Shares for an indefinite period of time.

3.2            Disclosure of Information. The Investor further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the Preferred Shares and the business, prospects, properties and financial condition of the Company.

3.3            Investment. The Investor is acquiring the Preferred Shares and the Conversion Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Preferred Shares have not been, and the Conversion Shares will not be, (except for specific registration rights granted to the Investors), registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein.

3.4            Accredited Investors. The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.5            Legends. It is understood that the certificates evidencing the Preferred Shares and the Conversion Shares may bear one or all of the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

Any other legend required by the securities laws of the State of Nevada.

3.6            Authorization. The execution, delivery and performance by the Investor of the Agreement has been duly authorized by all requisite action of the Investor. The Agreement, when executed and delivered by the Investor, shall constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

3.7            Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement are several and not joint with the obligations of any other purchaser of Series A Preferred Stock, and the Investor shall not be responsible in any way for the performance of the obligations of any other purchaser of Series A Preferred Stock under any other agreement executed in connection with the proposed offering. The Closing is not conditioned on the sale of shares of Series A Preferred Stock to any other purchaser. The decision of the Investor to purchase shares of Series A Preferred Stock pursuant to this Agreement has been made by the Investor independently of any other purchaser of shares of Series A Preferred Stock. Nothing contained herein or in any other agreement executed in connection with the proposed offering of shares of Series A Preferred Stock, and no action taken by any purchaser of shares of Series A Preferred Stock pursuant thereto, shall be deemed to constitute such purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the purchasers of shares of Series A Preferred Stock are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any other agreement executed in connection with the proposed offering of shares of Series A Preferred Stock. The Investor acknowledges that no other purchaser of shares of Series A Preferred Stock in the proposed offering has acted as agent for the Investor in connection with making its investment hereunder and that no other purchaser of shares of Series A Preferred Stock will be acting as agent of the Investor in connection with monitoring its investment in the Preferred Shares or enforcing its rights under this Agreement.

4.	Investor’s Conditions to Closing

The Investor’s obligation to purchase the Preferred Shares at the Closing is, at the option of the Investor, subject to the fulfillment of the following conditions on or before the Closing:

4.1            Representations and Warranties True and Correct. The representations and warranties made by the Company in Section 2 hereof shall be true and correct as of the Closing, with the same effect as if made as of the Closing.

4.2            Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with.

4.3            Certificate. Prior to the Closing, the Company shall have prepared and executed the Certificate in the form set forth in Exhibit B. The Certificate shall have been filed with and accepted by the Secretary of State of the State of Nevada and shall have become effective.

5.	Company’s Conditions to each Closing

The Company’s obligation to sell and issue any Preferred Shares at the Closing to each Investor is, at the option of the Company, subject to the fulfillment of the following conditions as of the Closing:

5.1            Representations and Warranties True and Correct. The representations and warranties made by the Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct at the Closing.

5.2            Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Investor on or prior to the Closing shall have been performed or complied with.

5.3            Certificate. The Secretary of State of the State of Nevada shall have accepted the Certificate for filing.

5.4            Purchase Price Paid. The Investor shall have delivered to the Company the purchase price for the Preferred Shares set forth in Exhibit A hereto.

6.	Covenants.

6.1            Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or governmental authority that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

6.2            Further Assurances. The Company shall cure promptly any defects in the creation and issuance of the Preferred Shares and the Conversion Shares, and in the execution and delivery of the Agreements. The Company, at its expense, shall execute and deliver promptly to the Investor upon request all such other and further documents, agreements and instruments as may be reasonably necessary to permit the Company to comply with its covenants and agreements herein, and shall make any recordings, file any notices and obtain any consents as may be necessary or appropriate in connection therewith.

6.3            Regulation D Filings. The Company shall file on a timely basis all notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the transactions contemplated by this Agreement.

6.4  Piggyback Registrations.

6.4.1       Right to Include Conversion Shares. Each time that the Company proposes for any reason to register any of its Common Stock under the Securities Act, either for its own account or for the account of a stockholder or stockholders, other than Registration Statements on Forms S-4 or S-8 (or similar or successor forms) (a “Proposed Registration”), the Company shall promptly give written notice of such Proposed Registration to all of the A Investors (which notice shall be given in no event less than ten (10) days prior to the expected filing date of the Proposed Registration) and shall offer such A Investors the right to request inclusion of any of such A Investor’s Conversion Shares in the Proposed Registration. The rights to piggyback registration may be exercised on an unlimited number of occasions.

6.4.2       Piggyback Procedure. Each A Investor shall have twenty (20) days from the date of receipt of the Company’s notice referred to in Section 6.4.1 above to deliver to the Company a written request specifying the number of Conversion Shares such A Investor intends to sell and such A Investor’s intended method of disposition. Any A Investor shall have the right to withdraw such A Investor’s request for inclusion of such A Investor’s Conversion Shares in any Proposed Registration pursuant to this Section 6.4 by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within less than one full business day prior to the date the Proposed Registration is scheduled to become effective. Subject to Section 6.4.4 below, the Company shall use its reasonable best efforts to include in such Proposed Registration all such Conversion Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other shares of Common Stock originally proposed to be registered.

6.4.3       Selection of Underwriters. The managing underwriter for any Proposed Registration that involves an underwritten public offering shall be one or more reputable nationally recognized investment banks selected by the Company.

6.4.4       Priority for Piggyback Registration.

6.4.4.1 Notwithstanding any other provision of this Section 6.4, if the managing underwriter of an underwritten public offering determines and advises the Company and the A Investors in writing that the inclusion of all Conversion Shares proposed to be included by the A Investors in the underwritten public offering would materially and adversely interfere with the successful marketing of the Company’s securities in the Proposed Registration, then the A Investors shall not be permitted to include any Conversion Shares in excess of the amount, if any, of Conversion Shares which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for the Company. The Company will be obligated to include in such Proposed Registration, as to each A Investor, only a portion of the Conversion Shares such A Investor has requested be registered equal to the ratio which such A Investor’s requested Conversion Shares bears to the total number of Conversion Shares requested to be included in such Proposed Registration by all A Investors who have requested that their Conversion Shares be included in such Registration Statement, and no party, other than the Company and the A Investors, shall be permitted to include their Conversion Shares in any such Proposed Registration unless such shares are also limited on a pro rata basis equal to the ratio which such party’s requested Conversion Shares bear to the total number of Conversion Shares requested to be included in such Proposed Registration by all A Investors who have requested that their Conversion Shares be included in such Proposed Registration. The securities to be included in a Proposed Registration initiated by the Company shall be allocated: first, to the Company; second, pari passu to the A Investors, and third, to any others requesting registration of securities of the Company.

6.4.4.2 Notwithstanding any portion of the foregoing to the contrary, in no event shall the shares to be sold by the A Investors be reduced below twenty percent (20%) of the total amount of securities included in the Proposed Registration. No stockholder of the Company shall be granted piggyback registration rights which would reduce the number of shares to be included by the A Investors in such registration without the consent of the A Investors of at least a majority of the Conversion Shares.

6.4.4.3 If as a result of the provisions of this Section 6.4, any A Investor shall not be entitled to include more than 50% of its Conversion Shares in a registration that such A Investor has requested to be so included, such A Investor may withdraw such A Investor’s request to include Conversion Shares in such Proposed Registration.

6.4.5       Underwritten Offering. In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 6.4 shall specify that the Conversion Shares be included in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through the underwriters under such registration.

6.4.6       Statutory Cutback. Notwithstanding the foregoing, if the Company determines and advises the A Investors in writing that the inclusion of all securities proposed to be included by the A Investors in any Proposed Registration would materially and adversely interfere with the potential effectiveness of such Proposed Registration, whether as a result of the interpretation of Rule 415 promulgated under the Securities Act, or otherwise, then the A Investors shall not be permitted to include any securities in excess of their pro rata amount (vis-à-vis the other A Investors and all other investors as a whole), if any, of securities which the Company shall reasonably and in good faith agree in writing to include in such offering.

7.	Miscellaneous

7.1            Closing. The Investor hereto expressly acknowledges and agrees that immediately following an applicable Closing, the Investor shall have deemed the Investor’s conditions to closing identified in Section 4 hereof to have been satisfied or waived.

7.2            Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Nevada, without giving effect to principles of conflicts of law, as applied to agreements entered into among Nevada State residents to be performed entirely within Nevada. Each party hereto irrevocably and unconditionally (i) agrees that any action, suit or claim brought hereunder must be brought in the courts of the United States in the State of Nevada or the state courts of the State of Nevada which shall serve as the exclusive jurisdiction and venue for any and all disputes arising out of and/or relating to this Agreement; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

7.3            Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (including to any transferee of any Preferred Shares or Conversion Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4            Amendment. Any provision of this Agreement may be amended, waived, modified, discharged or terminated only with the written consent of the Company and the holders of a majority of the Preferred Shares, voting together as a single class. Any amendment or waiver affected in accordance with this Section 7.4 shall be binding upon the Company and each holder of any securities subject to this Agreement (including securities into which such securities are convertible) and future holders of all such securities. Each A Investor may waive his, her or its rights or the Company’s obligations with respect to its Preferred Shares hereunder without obtaining the consent of any other natural person or Person.

7.5            Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth in the Company records, or (c) when received if transmitted by telecopy (to be followed by U.S. mail), electronic or digital transmission method. In each case notice shall be sent to the addresses set forth on the Company’s records or at such other address as a party may designate by ten (10) days’ advance written notice to the other parties hereto.

7.6            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

7.7            Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

7.8            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.9  Survival of Agreement         . All covenants and agreements made in this Agreement shall survive the execution and delivery hereof and the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares. For the avoidance of doubt, the representations and warranties made in this Agreement shall not survive the execution and delivery hereof.

7.10 Intentionally Omitted

7.11         Attorneys' Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.12         Facsimile/PDF Signatures. This Agreement may be executed and delivered by facsimile or PDF and, upon such delivery, the facsimile or PDF will be deemed to have the same effect as if the original signature had been delivered to the other party. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

7.13         Entire Agreement. This Agreement, together with the Exhibits hereto, the certificates, documents, instruments and writings that are delivered pursuant hereto and each of the other Agreements, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

[Signature Pages Follow]

Company Signature Page to Series A Convertible Preferred Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Series A Convertible Preferred Stock Purchase Agreement on the day and year first set forth above.

DigiPath, Inc.

/s/ Eric Stoppenhagen

By: Eric Stoppenhagen
Title: Chief Financial Officer

Investor Signature Page to Series A Convertible Preferred Stock Purchase Agreement

INVESTOR:

(Print Name of Investor)

By:
Title:

EXHIBIT A

(See attached)

EXHIBIT B

Certificate of Designations, Preferences, Rights and Limitations
of Series A Convertible Preferred Stock

EXHIBIT C

Wire Instructions

EXHIBIT D

NOTICE OF CONVERSION

The undersigned hereby elects to convert Series A Convertible Preferred Stock (the “Shares”) of DigiPath, Inc., a Nevada corporation (the “Company”), into shares of common stock (“Common Stock”) of the Company according to the conditions hereof, as of the date written below.

By the delivery of this Notice of Conversion, the undersigned represents and warrants to the Company that (check one):

________  its ownership of the Common Stock does not exceed the amounts specified under Section 6(d) of the Certificate of Designations for Class A Preferred Stock, as determined in accordance with Section 13(d) of the Exchange Act.

________  immediately prior to giving effect to this Notice of Conversion, it owns more than 4.99% of the outstanding shares of Common Stock, as determined in accordance with Section 3(c) of the Note.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock pursuant to any prospectus.

Conversion calculations: Date to Effect Conversion:

Shares to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates: